        EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-40346 of Braun Consulting, Inc. on Form S-8 of our report dated June 28, 2002, appearing in the Annual Report on Form 11-K of Braun Consulting, Inc. Retirement Savings Plan for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Chicago, Illinois
June 28, 2002

13